LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


KNOW
ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Marcia Anderson, John R. Barker, Eric Grimshaw and Janet K. Place, or any one of them, the undersigned's true and lawful attorney-in-fact to:


(1)	Execute for and on behalf of the
undersigned, in the undersigned's
capacity as an officer and/or director
of Northern Border Partners, L.P.
(the Company), Forms 3, 4, and 5 in
accordance with Section 16(a) of the
Securities Exchange Act of 1934 and
the rules thereunder;

(2)	Do and
perform any and all acts for and
on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, or 5 and timely file such form with the United States Securities and Exchange
Commission and any stock
exchange or similar authority;

(3)	Take any
other action of any
type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain the terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants

to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of revocation, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that neither the Corporation nor the above-named individuals, in serving in such capacity at the request of the undersigned, are assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

The
Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. This Power of Attorney revokes all such special powers of attorney granted to individuals in the past to act on behalf of the undersigned for the purposes stated above.


IN WITNESS WHEREOF, the
undersigned has caused this Power of Attorney to be executed as of this
12th day of April, 2006.

/s/ John W. Gibson

JOHN W. GIBSON


	CONFIRMING STATEMENT

This Statement confirms
that the
undersigned has authorized and designated Marcia Anderson, John R.

Barker, Eric Grimshaw and Janet K. Place, or any one of them, to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the

United States Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Northern
Border
Partners, L.P. The authority of the above-named individuals under this
Statement shall continue until the undersigned is no longer required to file Forms 3, 4, or 5 with regard to the undersigned's ownership of or transactions in securities of Northern Border Partners, L.P. unless earlier revoked in writing. This Statement revokes all such special powers of attorney granted to individuals in the past to act on behalf of the undersigned for the purposes stated above. The undersigned acknowledges that neither Northern Border Partners, L.P. nor the above-named individuals are assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

/s/ John W. Gibson

JOHN W. GIBSON
Dated:  April 12,
2006